Exhibit 16.1

December 17, 2019 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Hartman Short Term Income Properties XX, Inc.
File No. 33-185336
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Hartman Short Term Income Properties XX, Inc. dated December 17, 2019, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP